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                                                                EXHIBIT 23.2

                         [KPMG Audit Plc Letterhead]


The Directors
Federal-Mogul Corporation
World Headquarters                              Our ref rr/ss/560
26555 Northwestern Highway
Southfield
MICHIGAN 48034


7 April 1998



Dear Sirs

T&N PLC FINANCIAL STATEMENTS

We consent to the incorporation by reference in the registration statements (33-55135, 33-54717, 33-54301 and 33-51265) on Form S-3 and the registration statements (333-38961, 33-51403, 33-32429, 33-32323, 33-30172 and 2-93179) on
Form S-8 of Federal-Mogul Corporation of our report dated 17 February 1998, with respect to the consolidated balance sheets of T&N plc and its subsidiaries at 31 December 1997 and 31 December 1996, and the related consolidated profit and loss accounts, reconciliations of movements in shareholders' funds and consolidated cash flow statements for each of the years in the three-year period ended 31 December 1997.

Yours sincerely

KPMG Audit Plc

KPMG Audit Plc
London, England